                                                                  EXHIBIT 10.18

                                   APPENDIX A

                                  DEFINITIONS



     A.  Defined Terms.  As used in the Transaction Documents, unless otherwise
         -------------
defined therein:

          "Additional Amounts" means all amounts payable to the Holders pursuant to Sections 3.1 and 6.5 of the Certificate Purchase Agreement; provided that "Additional Amounts" shall not include principal or interest on the Series 1997-1 Certificates.

          "Adverse Claim" means any claim of ownership interest or any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security interest (other than, with respect to any Purchased Asset, (i) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement in favor of any Person who prior to the date of the Purchase of such Purchased Asset has subordinated its interest in such Purchased Asset to the interest of Transferor therein pursuant to a written subordination agreement in form and substance satisfactory to the Required Person or (ii) in the event such Purchased Asset is a Receivable owing from a Governmental Authority, the right of such Governmental Authority to offset against such Receivable, but only prior to the time such Governmental Authority actually offsets against such Receivable or notifies Seller or Servicer of its intent to do so).

          "Affiliate" means, with respect to a Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. As used in this definition of "Affiliate", the term "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether through the ownership of such Person's voting securities, by contract or otherwise, and the terms "affiliated," "controlling" and "controlled" have the meanings correlative to the term "control."

          "Allocable Funds" means the funds which are deposited into the Master Collection Account.

          "Amortization Commencement Date" means the expiration of the Revolving Period.

          "Amortization Period" means the period (i) beginning on the earlier of
     (1) June 27, 1999, (2) the date the Trust has cumulatively acquired $56,820,000 in Eligible Receivables, or (3) the date Class A
     Certificateholders have in aggregate funded a cumulative Invested Amount of $50,000,000.

          "Applicant" is defined in Section 6.7 of the Pooling Agreement.

          "Authorized Newspaper" means a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

          "Authorized Officer" means, with respect to Transferor, Servicer or Seller, the Chief Executive Officer, the President, the Treasurer, the Chief Financial Officer, any Vice President and any Assistant Treasurer, and with respect to the Trustee, any Responsible Officer.

          "Available Final Distribution Amount" means with respect to any Series, the amount that would be available in the Master Collection Account on the Final Scheduled Payment Date for the Series for distribution to the Certificateholders of such Series.

          "Bankruptcy Code" means the United States Bankruptcy Code of 1978 (11 U.S.C. (S)(S)101 et seq.).

          "Bankruptcy Event" means, for any Person, any of the following events:

          (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 days, or

          (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or the like, for such Person or any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due.

          "Bankruptcy Opinion" means (i) with respect to any Series, the Opinion of Counsel regarding true sale and substantive consolidation issues rendered in connection with the original issuance of such Series, and (ii) with respect to any other action, an Opinion of Counsel substantially in the form of the opinion referred to in clause (i) above.

          "Base Amount" is defined in Section 2.1 of the Certificate Purchase Agreement.

          "Business Day" means any day other than a Saturday, Sunday or public holiday under the laws of the State of New York or State of Maryland or other day on which banking institutions are authorized or obligated to close in the Borough of Manhattan in the City of New York in the State of New York or in the City of Chevy Chase in the State of Maryland.

          "Buyer" is defined in the preamble to the Purchase Agreement.

          "Calculation Period" means a calendar month.

          "Carrying Cost Account" is defined in Section 4.2 of the Pooling Agreement.

          "Carrying Costs" means, for any period, (a) the aggregate Servicing Fee for the period in the applicable amount provided for in Section 3.4 of the Pooling Agreement including reasonable and customary Servicing Advances, (b) interest or yield payable with respect to the Class A Certificates for that period, (c) the operating expenses described in
     Section 4.2(ii) of the Pooling Agreement for the period and (d) other fees, costs and expenses incurred by Transferor and Trustee for the period and paid to Persons other than Related Persons in connection with their duties under the Transaction Documents (in the case of Trustee, to the extent not included in the Servicing Fee).

          "Certificate" means any Investor Certificate or the Transferor Certificate.

          "Certificate Purchase Agreement" means the Certificate Purchase Agreement (Series 1997-1, Class A) dated as of the Closing Date between Transferor and CS First Boston Mortgage Capital, LLC, as Purchaser.

          "Certificate Register" means the register maintained pursuant to
     Section 6.3 of the Pooling Agreement.

          "Certificateholder" means the Person in whose name a Certificate is registered in the Certificate Register.

          "Class" or "Class of Certificates" means the Class A Certificates or the Transferor Certificate, as the context requires.

          "Class A Certificate" is defined in Section 6.1 of the Pooling Agreement. Each Class A Certificate shall be substantially in the form of Exhibit B to the Pooling Agreement.

          "Class A Certificate Spread" means with respect to the Class A Certificates, 3.75% per annum; provided that at any time that an Unmatured Early Amortization Event or an Early Amortization Event has occurred and is continuing, "Class A Certificate Spread" means with respect to the Class A Certificates, 5.75% per annum.

          "Class A Invested Amount" means, at any time, the sum of the purchase prices paid for Class A Purchases made at or prior to that time, reduced (but not below zero) by the aggregate amount of all distributions that have been made to the Holders of the Class A Certificates on account of principal.

          "Class A Purchases" means purchases made in respect of Class A Certificates pursuant to the Class A Certificate Purchase Agreement.

          "Class A Stated Amount" means as to any Class A Certificate, the initial maximum principal amount that may be required to be funded by the Holder of such Certificate on a cumulative basis. The aggregate Class A Stated Amounts of all Class A Certificates is $50,000,000.

          "Class Percentage" means, with respect to each Holder, the percentage equivalent (carried out to twelve decimal places) of a fraction, the numerator of which is the Stated Amount of such Holder's Certificates of a particular class and the denominator of which is the sum of the Stated Amounts of all of the Certificates of such Class.

          "Closing Date" means June 27, 1997.

          "Collected Funds" as of any Business Day shall mean all available funds on deposit in the Master Collection Account (other than funds that are required to be returned to Related Persons or their designees) not previously allocated to another Transaction Account.

          "Collections" means all funds that are received by Seller, Transferor, Servicer or Trustee from or on behalf of any Obligor in payment of any amounts owed in respect of any Purchased Asset, or otherwise applied to repay or discharge any Purchased Asset, or otherwise constituting proceeds of Purchased Assets.

          "Corporate Trust Office" means the principal office of Trustee in Minneapolis, Minnesota at which at any particular time its corporate trust business shall be principally administered.

          "Credit and Collections Policy" means Seller's Statement of Policy and Procedures and Underwriting Guidelines as attached as Exhibit G to the
                                                           ---------
     Pooling Agreement, as such Exhibit may be amended from time to time with the written approval of the Required Persons.

          "CSFB" means Credit Suisse First Boston Mortgage Capital, LLC, a Delaware limited liability company, and its permitted successors and assigns.

          "Current Carrying Costs" means, on any Business Day during any Distribution Period, and with respect to each Class of Certificates, the sum of (i) the amount of accrued and unpaid interest on the Certificates through such Business Day, (ii) the amount of additional interest that will be accrued and unpaid on the Certificates through the last day of such Distribution Period at the interest rates applicable to the Invested Amount as of such Business Day, (iii) the Servicing Fee payable to the Servicer, and (iv) the amount of the Trustee Fee that will be payable on the next Distribution Date.

          "Cut-Off Date" means the last day of any Calculation Period.

          "Delinquency Test" means Delinquent Receivables owned by the Trust account for less than five percent (5%) of the total Receivables held in the Trust.

          "Delinquent Receivable" means any Receivable

               (i) payment for which is more than 59 days overdue (exclusive of any grace periods and applying any payments made by or on behalf of an Obligor to the most recent payments due),

               (ii) for which the Seller or Servicer determines in good faith that the Obligor will not continue remitting payments, or

               (iii)  that is otherwise in material default.

          "Disposition" is defined in Section 9.3 of the Pooling Agreement.

          "Distribution Date" means the twentieth (20th) day of each calendar month (or, if not a Business day, the next Business Day).

          "Distribution Period" means the period from and including one Distribution Date, to, but not including, the next Distribution Date, commencing with the Closing Date.

          "Dollars" means dollars in lawful money of the United States of America.

          "Domestic Person" means any Person that has a place of business located in the United States of America or Puerto Rico or otherwise is subject to the jurisdiction of one or more civil courts of the United States of America (other than solely by reason of contractual submission to such jurisdiction).

          "Early Amortization Calculation Date" means the day before an Early Amortization Period begins.

          "Early Amortization Event" mean, any event identified as an Early Amortization Event in Section 9.1 of the Pooling Agreement.

          "Early Amortization Period" means the period beginning on the date (if any) specified in Section 9.2 of the Pooling Agreement and ending on the day on which the Invested Amount has been reduced to zero.

          "Eligible ABL Receivable" means any receivable arising under an Obligor Loan Agreement which at the time of determination:

          (a) satisfies the General Eligible Receivable Test;

          (b) the Related Security for which is a first priority perfected security interest and fully secures the Receivable;

          (c) that satisfies all applicable requirements of the Credit and Collections Policy;

          (d) the original principal balance of which does not exceed 500% of underwritten cash flow; and

          (e) for which all Related Security Documents have been delivered to the Trustee or its agent endorsed to the Trustee or in blank.

          "Eligible Deposit Account" means (a) a segregated trust account maintained at a bank with a long-term senior unsecured debt rating of at least "A" or its equivalent from any Rating Agency or (b) a deposit account maintained with a bank that has an unsecured long-term senior unsecured debt rating of at least "A" or its equivalent, or a short-term rating of at least "A-1" or its equivalent, from any Rating Agency.

          "Eligible Investments" means any of the following (other than any such investments issued by the Seller or any Affiliate thereof):

          (a) negotiable instruments or securities represented by instruments in registered or book-entry form which evidence:

              (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt,

             (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities, provided that at the time of such investment or contractual commitment to investment therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than any such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company), of such depositary institution or trust company are rated A-1+, or its equivalent, by any Rating Agency and, in the case of the certificates of deposit or short-term deposits, or are rated AAA by Rating Agency, in the case of long-term unsecured debt obligations.

            (iii) certificates of deposit which, at the time of such investment or contractual commitment to invest therein, are rated A-1+, or its equivalent, by any Rating Agency.

             (iv) freely redeemable shares in open-end money market mutual funds
                  (including such mutual funds that are offered by the Person who is acting as the Trustee or by any agent of such Person) which (1) maintain a constant net-asset value, (2) at the time of such investment have been rated not less than "AAAm", or its equivalent, by any Rating Agency, (3) have offering materials which explicitly state that such fund will not invest in derivative instruments or enter into derivative contracts and
                  (4) invest solely in obligations, deposits, bankers' acceptances, certificates of deposit, repurchase agreements and commercial paper of the types described in clauses (a)(i)
                                                                 --------------
                  through (a)(iii) above and (b) through (e) below, without
                          --------
                  regard to the limitation set forth in such clauses as to the maturity of such obligations, deposits, bankers' acceptances, certificates of deposit, repurchase agreements or commercial paper;

          (b) demand deposits in the name of Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;
                                                 --------------

          (c) commercial paper (having original or remaining maturities of no more than 270 days) which, at the time of Trustee's investment or contractual commitment to invest therein, is rated A-1+, or its equivalent, by any Rating Agency;

          (d) Eurodollar time deposits that are obligations of institutions whose time deposits are rated AAA, or its equivalent, by any Rating Agency;

          (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to such repurchase agreement is rated AAA, or its equivalent, by any Rating Agency; and

          (f)  the following:

              (i) negotiable instruments or securities represented by
                  instruments in registered or book-entry form which evidence:

                  (1) demand deposits or time deposits in, or bankers'
                       acceptances issued by, and depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities, provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates or deposit or short-term deposits, if any (other than any such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company), of such depositary institution or trust company are rated A-1, or its equivalent, by any Rating Agency, in the case of certificates of deposit or short-term deposits, or are rated A, or its equivalent, by any Rating Agency, in the case of long-term unsecured debt obligations.

                  (2) certificates of deposit which, at the time of the
                      Trustee's investment or commitment to invest therein, are rated A-1, or its equivalent, by any Rating Agency, or

                  (3) freely redeemable shares in open-end money market mutual funds (including such mutual funds that are offered by the Person who is acting as the Trustee or by any agent of such Person) which (A) maintain a constant net-asset value, (B) at the time of such investment have been rated not less than "Am", or its equivalent, by any Rating Agency, (C) have offering materials which explicitly state that such fund will not invest in derivative instruments or enter into derivative contracts and (D) invest solely in obligations, deposits, bankers' acceptances, certificates of deposit, repurchase agreements and commercial paper of the types described in this clause
                      (f), without regard to the limitation set forth in such clauses as to the maturity of such obligations, deposits, bankers' acceptances, certificates of deposit, repurchase agreements or commercial paper;

             (ii) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (f)(i)(1)
                                                              ----------------
                  above; and

            (iii) commercial paper (having original or remaining maturities of no more than 270 days) which, at the time of Trustee's investment or contractual commitment to invest therein, is rated A-1, or its equivalent, by any Rating Agency;

          provided that (x) funds on deposit in the Overcollateralization Account may not be invested in any Eligible Investment described in clauses (f)(i) through (f)(iii) above, (y) each investment described
          -------------------------------
          in clauses (f)(i) through (f)(iii) above must have a maturity of 30 or
             -------------------------------
          fewer days after the time of the investment therein by the Trustee, and (z) the aggregate amount invested in all investments which are described in any of clauses (f)(i) through (f)(iii) above at any time
                              -------------------------------
          may not exceed 20% of the total funds on deposit in all Transaction Accounts at such time;

     provided, that any such Eligible Investment specified in clauses (a) through (f) shall (x) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (y) if such Eligible Investment is rated by any Rating Agency, not have an "r" highlighter or its equivalent affixed to such rating; and (z) if the interest rate on such Eligible Investment is not fixed, such interest rate shall be tied to a single interest rate index plus a single fixed spread, if any, and shall move proportionately with such index.

          "Eligible Obligor" means at any time, an Obligor that meets the Credit and Collections Policy requirements and that also satisfies the following criteria (unless such Obligor is expressly approved as an Eligible Obligor by the Required Persons);

          (a) it is not (except as otherwise specified for any Series in the related Supplement) a Governmental Authority; and

          (b) it is not a direct or indirect Subsidiary or an Affiliate of Seller or any other entity with respect to which Seller or any of its Subsidiaries or Affiliates own, directly or indirectly, more than 10% of the entity's equity interest.

          "Eligible Receivable" means any Eligible STL Receivable, Eligible SDWW Receivable or Eligible ABL Receivable.

          "Eligible SDWW Receivable" means any receivable arising under an Obligor Loan Agreement which at the time of determination:

          (a) satisfies the General Eligible Receivable Test;

          (b) the Related Security for which is comprised of first or second priority security interests in receivables or, if approved by Required Person, which approval shall not be unreasonably withheld, a security interest of lesser priority, plus warrants as to the ownership interests in the applicable Obligor which secure the Receivables;

          (c) that satisfies in all material respects all applicable requirements of the Credit and Collections Policy;

          (d) the original principal which (collectively with any other Indebtedness prior to or pari passu with such Receivables) does not exceed 500% of the underwritten cash flow; and

          (e) for which all Related Security Documents have been delivered to the Trustee or its agent endorsed to the Trustee or in blank.

          "Eligible STL Receivable" means any receivable arising under an Obligor Loan Agreement which at the time of determination:

          (a) satisfies the General Eligible Receivable Test;

          (b) the Related Security for which is a first priority perfected security interest and fully secures the Receivable;

          (c) for which all Related Security Documents have been delivered to the Trustee or its agent in recordable form endorsed to the Trustee or in blank;

          (d) the principal balance of which does not exceed 95% of the appraised value of such real estate at the time of determination and, when added to all other Eligible STL Receivables, does not cause the weighted maximum weighted loan to value ratio of all such Eligible STL Receivables to exceed 85%; and

          (e) the representations and warranties contained in Exhibit A to the Purchase and Sale Agreement are true and correct with respect to each such Receivable.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Federal Funds Rate" means (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for the day (or, if the day is not a Business Day, the immediately preceding Business Day) by the Federal Reserve Bank of New York; provided that if the rate is not so published for any Business Day, the rate for purposes of this clause will be the average of the quotations for the day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it, plus (b) 100 basis points.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

          "Final Distribution Date" is defined in Section 12.2 of the Pooling Agreement.

          "Final Scheduled Payment Date" means the Distribution Date occurring in June, 2000.

          "Fully Funded Date" means the first date falling in the Amortization Period or an Early Amortization Period on which there are funds on deposit in the Carrying Cost Account and the Principal Funding Account that, in the aggregate, equal or exceed the sum of (i) any Servicing Fee payable to anyone other than a Related Person on the first Distribution Date falling after that date, and (ii) the Investor Repayment Amount.

          "GAAP" means United States of America generally accepted accounting principles, consistently applied.

          "General Eligible Receivable Test" shall mean, with respect to any Receivable, that such Receivable satisfies each of the following at the time of determination:

          (a) is the obligation of an Eligible Obligor, is fully funded (or will be fully funded on the same day it is sold to Transferor), is denominated and payable in U.S. dollars in the United States, and with respect to which the Unpaid Balance and all other terms reported for such Receivable by Seller are true and correct;

          (b) bears interest at a floating rate equal to no less than, through its remaining term, the sum of the Prime Rate plus 2.00% per annum, which yield calculation shall include fees payable by the Obligor pursuant to the related Obligor Loan Agreement;

          (c) the related Obligor for which has not been and is not subject to a Bankruptcy Event;

          (d) has a remaining term of no longer than five (5) years;

          (e) with respect to which both the representation and warranty of Transferor in Section 2.4(a)(i) of the Pooling Agreement and the representations and warranties of Seller in Section 5.1(k) and (u) of the Purchase Agreement are true and correct in all material respects;

          (f) the origination of which (including the sale, if any, by the originator to Seller, the sale by Seller to Transferor and the transfer by Transferor to the Trust) does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance that applies to (i) Seller, (ii) Transferor, or (iii) the Trust, and the sale, assignment or transfer of which, and the granting of a security interest in which, does not require the consent of or permit or license from, any Person, other than any such consent, permit or license that has been obtained and continues in full force and effect;

          (g) that is not subject to any asserted reduction, cancellation, or refund or any dispute, offset, counterclaim, lien or defense whatsoever (including any Permitted Adverse Claim or other potential reduction on account of any offsetting account payable of Transferor or Seller to the Obligor or funds of any Obligor held by (x) Transferor or (y) Seller);

          (h) that was created in accordance with, and conforms in all material respects with, all applicable laws, rules, regulations, orders, judgments, decrees and determinations of all courts and other Governmental Authorities (whether Federal, state, local or foreign) and including usury laws;

          (i) for which the related Obligor Loan Agreement and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Receivable have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (j) that has not been compromised, adjusted, satisfied, subordinated, rescinded or modified (including by extension of time or payment or the granting of any discounts, allowances or credits), by Seller, any Affiliate thereof or any predecessor in interest with respect to such Receivable except to the extent disclosed and such Receivable, as so modified, would otherwise constitute an Eligible Receivable;

          (k) no payment for which is more than 59 days overdue (exclusive of any grace periods and applying any payments made by or on behalf of an Obligor to the most recent payments due) and that is otherwise not in material default; and

          (l) when added to all other Eligible Receivables in the Trust, does not cause the weighted average yield on Eligible Receivables to be less than a per annum rate of the Prime Rate plus 3.00%, which yield calculation shall include fees payable by the Obligor pursuant to the Related Obligor Loan Agreement.

          (m) if the applicable Receivable is not a real estate loan such Receivable, if transferred to the Trust would not result in the percentage of the aggregate of all Receivables transferred to the Trust from and after the Closing Date that were not real estate loans (whether or not outstanding as of the applicable date of determination) to be greater than fifty percent (50%).

          "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity in the United States of America or any applicable foreign jurisdiction that exercises executive, legislative, regulatory or administrative functions of or pertaining to government.

          "Guarantor" means Healthcare Financial Partners, Inc., a Delaware corporation, and its successors and assigns.

          "Guaranty" means any agreement or arrangement by which any Person directly or indirectly guarantees, endorses, agrees to purchase or otherwise becomes contingently liable upon any liability of any other Person (other than by endorsements of instruments in the course of collection) or guarantees the payment of distributions upon the shares of any other Person.

          "HCFP Indemnified Losses" is defined in Section 9.1 of the Purchase Agreement.

          "HCFP Indemnified Party" is defined in Section 9.1 of the Purchase Agreement.

          "Highest Bid" means the highest cash purchase offer for a Series received by Servicer pursuant to Section 12.1 of the Pooling Agreement.

          "Holder" means the Person in whose name a Certificate is registered in the Certificate Register at the time of determination.

          "Impermissible Qualification" means, relative to the opinion or certification of any independent certified public accountant as to any financial statement of Seller, any qualification or exception to such opinion or certification that is of a "going concern" or similar nature.

          "Indebtedness" of any Person means all of that Person's obligations for borrowed money, obligations evidenced by bonds, debentures, notes or other similar instruments, obligations as lessee under leases that are required by GAAP to be recorded as capitalized leases and obligations to pay the deferred purchase price of property services.

          "Indemnified Losses" is defined in Section 7.3 of the Pooling
     Agreement.

          "Indemnified Party" is defined in Section 7.3 of the Pooling
     Agreement.

          "Initial Cut-Off Date" means the Business Day immediately preceding the Initial Purchase Date.

          "Initial Purchase Date" means the date on which the initial Purchase shall be made which shall be a Subsequent Closing Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

          "Invested Amount" means, at any time, the sum of the Class A Invested Amount.

          "Investor Certificateholder" means the Person in whose name an Investor Certificate is registered in the Certificate Register at the time of determination.

          "Investor Certificates" means the Class A Certificates.

          "Investor Repayment Amount" means, on any Business Day falling in the Amortization Period or an Early Amortization Period, the sum of (a) the outstanding principal amount of the Series 1997-1 Certificates, plus (b) all accrued and unpaid interest and any Additional Amounts known to be payable on the Series 1997-1 Certificates on the first Distribution Date falling after that date, plus (c) an amount determined by Trustee as reasonably expected to constitute Additional Amounts but are not known to be payable on the Series 1997-1 Certificates on the first Distribution Date falling after that date.

          "Issuance" is defined in Section 6.10(b) of the Pooling Agreement.

          "Issuance Date" is defined in Section 6.10(b) of the Pooling
     Agreement.

          "Issuance Exchange" is defined in Section 6.10(a) of the Pooling Agreement.

          "Issuance Notice" is defined in Section 6.10(b) of the Pooling Agreement.

          "LIBOR" means the per annum interest rate determined by the Required Person equal to the rate offered for one month deposits in US dollars in the London interbank maker which appears on Telerate Page 3750 or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers Association for the purposes of displaying such rate (collectively, "Telerate page 3750") as of 9:00 A.M. New York City time on the day which is two Business Days prior to the Closing Date and each

     Subsequent Closing Date; provided, that in the event that more than one
                              --------
     such rate is provided, the arithmetic mean of such rates shall apply, and in the event that no such rate is published, then LIBOR shall be determined from such comparable financial reporting company as the Required Person in its discretion shall determine.

          "Master Collection Account" is defined in Section 4.2 of the Pooling Agreement.

          "Material Adverse Effect" means, (a) with respect to any Person, as specified in the applicable Transactional Document, and any event or circumstance at any time, a material adverse effect on the ability of that Person to perform its obligations under the relevant Transaction Document or (b) with respect to any Person, event or circumstance, at any time, a material adverse effect on the validity, enforceability or collectibility of any Receivables, Related Assets, or amounts due Seller, Transferor or the Trust under any Obligor Loan Agreements; provided, that for the purpose of determining whether any Adverse Claim or other event or circumstance results (or has a likelihood of resulting) in a Material Adverse Effect, the effect of such event or circumstance shall be considered in the aggregate with the effect of all other Adverse Claims (including Permitted Adverse Claims) or other events and circumstances occurring or existing at the time of such determination.

          "Monthly Report" is defined in Section 3.5(d) of the Pooling
     Agreement.

          "Net Invested Amount" means, on any Business Day, the Invested Amount, reduced by the aggregate balance on deposit in the Purchase Account and the Principal Funding Account.

          "New Issuance" is defined in Section 6.10(a) of the Pooling Agreement.

          "Non-Recourse Claim" is defined in Section 11.3 of the Pooling Agreement.

          "Obligations" means (a) all obligations of Seller, Transferor and the Servicer to Trustee, the Trust, any other Indemnified Party, the Investor Certificateholders and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, and (b) all obligations of Seller to Buyer, any other HCFP Indemnified Party and their respective successors, transferees and assigns, arising under or in connection with the Transaction Documents, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

          "Obligor" means a Person obligated to make payments on a Receivable.

          "Obligor Loan Agreement" an agreement between Seller and an Eligible Obligor substantially in the form attached hereto as Exhibit 1, with such changes thereto as may be (i) satisfactory to the Required Persons, as approved by them in writing or (ii) deemed immaterial by the Required Persons in their reasonable discretion after prior notice of such change has been provided at least 14 days prior to execution of such change. The change will be deemed immaterial if the Required Persons do not object in writing within ten days of receipt of such notice.

          "Officer's Certificate" means, unless otherwise specified in the Pooling Agreement, a certificate signed by an Authorized Officer of Transferor, Servicer, or Seller, as the case may be, or, in the case of a Successor Servicer, a certificate signed by the President, and Vice President, Assistant Treasurer or the financial controller (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, that, in the case of any of the foregoing, is delivered to Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who shall be reasonably acceptable to Trustee and the Required Persons.

          "Origination and Servicing Party" means any of Seller, Servicer, each Sub-Servicer and Transferor.

          "Overcollateralization Account" is defined in Section 4.2 of the Pooling Agreement.

          "Parent Guarantee" means the Guarantee dated as of June 27, 1997 from the Guarantor in favor of the Trustee.

          "Paying Agent" means any paying agent appointed pursuant to Section
     6.6 of the Pooling Agreement and shall initially be Trustee.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Permitted Adverse Claims" means (a) ownership or security interests arising under the Transaction Documents, and (b) liens of taxes, assessments or charges of any Governmental Authority (other than Tax or ERISA Liens) and liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law in the ordinary course of business, in each case
     (i) for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, provided that the aggregate amount secured by all liens referred to in this clause (ii) does not exceed $50,000.

          "Permitted Sale" is defined in Section 10.16 of the Purchase
     Agreement.

          "Person" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

          "Pooling Agreement" means the Pooling and Servicing Agreement, dated as of the Closing Date, among Transferor, as transferor, the initial Servicer, as Servicer, and Trustee, as it may be amended, supplemented or otherwise modified from time to time.

          "Prime Rate" means, on any day, a fluctuating rate of interest per annum equal to the highest of:

          (i) the rate of interest announced, from time to time, by Trustee as its prime commercial rate for United States dollar loans made in the United States for any day, or, if Trustee shall cease to announce such rate, the rate of interest announced, from time to time, by the commercial bank then having the largest capital and surplus of any such commercial bank in New York, New York as its prime commercial rate for United States dollar loans made in the United States for any day, and

         (ii) the Federal Funds Rate.

     Any change in the interest rate resulting from a change in the prime commercial rate announced by Trustee or other bank as provided above shall become effective without prior notice to Transferor or Servicer as of 12:01 a.m., New York City time, on the Business Day on which each change in the prime commercial rate is announced by Trustee or other bank as provided above. The prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate actually charged by Trustee or other bank as provided above to any customer. Trustee or other bank as provided above may make commercial loans or other loans at rates of interest at, above or below the prime commercial rate.

          "Principal Funding Account" is defined in Section 4.2 of the Pooling Agreement.

          "Principal Payment Date" means (i) with respect to any Series 1997-1 Certificate during the Revolving Period, any date on which the Invested Amount is to be reduced pursuant to Section 3.1 of the Certificate Purchase Agreements, (ii) with respect to any Series 1997-1 Certificate during an Amortization Period or Early Amortization Period, each Distribution Date falling in such Amortization Period or Early Amortization Period.

          "Private Holder" shall mean each holder of a right to receive interest or principal with respect to a Certificate, other than Certificates with respect to which an Opinion of Counsel is rendered that such Certificates will be treated as debt for Federal income tax purposes, and any holder of a right to receive any amount in respect to the Transferor Certificate. A Person holding more than one interest in the Trust each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder; a Private Holder that would be a partnership, an S corporation or a grantor trust under the Internal Revenue Code shall be treated as one or more Private Holders in accordance with the provisions of Treasury Regulation Section 1.7704-1 or any successor provision of law.

          "Program" means the transactions contemplated in the Transaction Documents.

          "Publication Date" is defined in Section 9.3(a) of the Pooling Agreement.

          "Public Notice" means all assignments, financing statements (and continuation statements or financing change statements with respect to such financing statements where applicable), recordings, filings, notices and registrations and any other instrument similar in effect, and all amendments or assignments of any of the foregoing, relating to assignment or perfection of a security interest or lien meeting the requirements of applicable state, provincial, territorial or other local law.

          "Purchase" means each purchase of Receivables and Related Assets by Transferor from Seller under the Purchase Agreement.

          "Purchase Account" is defined in Section 4.2 of the Pooling Agreement.

          "Purchase Agreement" means the Purchase and Sale Agreement, dated as of the Closing Date, between Seller and Transferor.

          "Purchase Price" is defined in Section 2.2 of the Purchase Agreement.

          "Purchase Report" is defined in Section 2.1 of the Purchase Agreement.

          "Purchase Termination Date" is defined in Section 1.1 of the Purchase Agreement.

          "Purchased Assets" is defined in Section 1.1 of the Purchase
     Agreement.

          "Purchased Receivables" is defined in Section 1.1 of the Purchase Agreement.

          "Rating Agency" means either of Standard & Poor's Ratings Services, Moody's Investor Services, Inc., Duff & Phelps Credit Rating Company, or Fitch Investors Service, Inc.

          "Receivable" means any claim for the repayment of funds advanced to an Obligor, fees and interest earned thereon and other amounts payable with respect thereto, pursuant to an Obligor Loan Agreement.

          "Receivables Pool" means at any time all Receivables then held by the Trust.

          "Record Date" means the fifteenth (15th) day of each month (or, if not a Business Day, the next Business Day).

          "Records" means all purchase orders, invoices and other agreements, documents, books, records and other media for the storage of information (including tapes, disks, punch cards, computer programs and databases and related property) maintained by Transferor, Seller or Servicer with respect to the Transferred Assets and/or the related Obligors. Seller shall be permitted to retain sufficient copies of the Records to monitor its obligations under the Purchase Agreement.

          "Related Assets" is defined in Section 1.1 of the Purchase Agreement.

          "Related Person" means the Seller and each of its Affiliates (other than Transferor).

          "Related Purchased Assets" is defined in Section 1.1 of the Purchase Agreement.

          "Related Security" means, with respect to any Receivable, (a) all of the applicable liens, security interests and possessory interests from time to time purporting to secure payment of such Receivable, whether pursuant to the Obligor Loan Agreement related to the Receivable or otherwise, (b) all property of any kind acquired through the enforcement of such liens, security interests or possessory rights, or in lien thereof, and (c) all letters of credit, guarantees, insurance policies and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the contract with the Obligor related to the Receivable or otherwise.

          "Related Security Documents" means all such assignments, mortgages, financing statements and other documentation required or appropriate to convey to the Trustee the Related Security.

          "Related Transferred Assets" is defined in Section 2.1(a) of the Pooling Agreement.

          "Report Date" means the Business Day that is three Business Days prior to a Distribution Date.

          "Repurchase Amount" is defined in Section 12.4 of the Pooling
     Agreement.

          "Repurchase Distribution Date" is defined in Section 12.4 of the Pooling Agreement.

          "Repurchase Price" means the purported Unpaid Balance of a Receivable at such time as it was sold to Buyer under the Purchase Agreement, plus all interest accrued on such Unpaid Balance (paid and unpaid) from the time the Receivable was conveyed to the Trust, plus all Servicing Fees and other expenses incurred by the Trust in owning and enforcing such Receivable, less all payments actually received by the Trust with respect to such Receivable.

          "Required Person" means the Holder of Class A Certificates having the largest Class Percentage.

          "Required Series Holders" means with respect to any action to be taken by Investor Certificateholders, Investor Certificateholders that evidence at least 66-2/3% of the principal amount of those Certificates.

          "Reserve Account" is defined in Section 4.2 of the Pooling Agreement.

          "Responsible Officer" means, when used with respect to Trustee, (a) any officer within the Corporate Trust Office (or any successor group of Trustee), including any vice president, assistant vice president or any officer or assistant trust officer of Trustee customarily performing functions similar to those performed by the persons who hold the office of vice president, assistant vice president, or assistant secretary and (b) any other officer within the Corporate Trust Office with direct responsibility for the administration of the

     Pooling Agreement or to whom any corporate trust matter is referred at Trustee's Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

          "Revolving Period" means the period beginning on the Closing Date and ending on the day before the first day of the Amortization Period or an Early Amortization Period.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Seller" means HCFP Funding II, Inc., a Delaware corporation and any successor permitted thereto under the Purchase Agreement or any entity that acquires its rights and obligations under the Transaction Documents.

          "Seller Account" is defined in Section 3.1(b) of the Purchase
     Agreement.

          "Seller Assignment Certificate" means an assignment by a Seller, substantially in the form of Exhibit A to the Purchase Agreement, evidencing Transferor's acquisition of the Purchased Assets generated by the Seller, as it may be amended, supplemented or otherwise modified from time to time.

          "Seller Change Event" is defined in Section 3.5(e) of the Pooling Agreement.

          "Seller Receivables Review" is defined in Section 6.1(c) of the Purchase Agreement.

          "Seller Transaction Documents" means the Purchase Agreement and the Seller Assignment Certificates.

          "Series" means any series of Investor Certificates issued pursuant to
     Section 6.10 of the Pooling Agreement.

          "Series Interest" is defined in Section 4.1 of the Pooling Agreement.

          "Series 1997-1 Certificates" means any of the Class A Certificates.

          "Series Percentage" means, with respect to each Purchaser, the percentage equivalent (carried out to twelve decimal places) of a fraction, the numerator of which is the Stated Amount of such Purchaser's Certificate and the denominator of which is the sum of the Stated Amounts for all of the Series 1997-1 Certificates.

          "Service Transfer" is defined in Section 10.2(b) of the Pooling Agreement.

          "Servicer" means at any time the Person then authorized pursuant to
     Article III of the Pooling Agreement to service, administer and collect Receivables and Related Transferred Assets.

          "Servicer Default" is defined in Section 10.1 of the Pooling
     Agreement.

          "Servicer Report" is defined in Section 4.8 of the Pooling Agreement.

          "Servicing Advances" means out-of-pocket expenses paid by Servicer in the course of executing its duties under the Pooling Agreement.

          "Servicing Fee" is defined in Section 3.4(a) of the Pooling Agreement.

          "Solvent" shall mean, as to any Person as of the applicable date of determination, that such Person has capital sufficient to carry on its business and transactions and all business and transactions to which it is about to engage, is able to pay its debts as they mature, and owns property having a value, both at fair valuation and at the then fair saleable value, greater than the amount required to pay its then existing debt (including contingencies).

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Stated Amount" means as to any Certificate, the initial maximum principal amount that may be required to be funded by the Holder of such Certificate.

          "Subject Instruments" means any Certificates with respect to which the Transferor shall not have received an Opinion of Counsel to the effect that such Certificates will be treated as debt for Federal income tax purposes.

          "Subordination Test" means that both (i) the Invested Amount is no more than 88% of the Unpaid Balance of the Receivables, and (ii) the Unpaid Balance of the Receivables exceeds the Invested Amount by at least $3,000,000.

          "Sub-Servicer" is defined in Section 3.1 of the Pooling Agreement.

          "Subsequent Closing Date" shall mean the second and fourth Wednesday of each month, or if such day is not a Business Day, the next succeeding Business Day.

          "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

          "Successor Servicer" is defined in Section 10.2(a) of the Pooling Agreement.

          "Supplement" means each supplement to the Pooling Agreement executed by Transferor, Servicer and Trustee to specify the terms of a Series of Certificates, as the same may be amended, supplemented or otherwise modified from time to time.

          "Tax or ERISA Lien" means a lien arising under Section 6321 of the Internal Revenue Code or Section 302(f) or 4068 of ERISA.

          "Tax Opinion" means, with respect to any action, an Opinion of Counsel to the effect that, for Federal and state income and franchise tax purposes, (a) such action will not adversely affect the existing characterization of the Investor Certificates of any outstanding Series or class as debt or (if applicable) as interests in a partnership (that is not a publicly traded partnership), (b) following such action the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation, (c) such action will not be treated as a taxable event to any Investor Certificateholder or Certificate Owner and (d) in the case of the original issuance of any Series or class of Investor Certificates, the Investor Certificates of the new Series or class will properly be characterized as debt.

          "Termination Notice" is defined in Section 10.1 of the Pooling Agreement.

          "Transaction Accounts" is defined in Section 4.2 of the Pooling Agreement.

          "Transaction Documents" means each Seller Transaction Document, the Pooling Agreement, the Certificate Purchase Agreements, the Guarantee and the related Certificates as any of the same from time to time may be amended, supplemented, amended and restated or otherwise modified in accordance with the terms thereof.

          "Transfer Agent and Registrar" means any transfer agent and registrar appointed pursuant to Section 6.3 of the Pooling Agreement and shall initially be Trustee.

          "Transferor" means Wisconsin Circle II Funding Corporation, a Delaware corporation.

          "Transferor Certificate" means a certificate substantially in the form of Exhibit E to the Pooling Agreement, as described in Section 4.1 of the Pooling Agreement.

          "Transferor Indemnified Losses" has the meaning provided in Section
     7.3 of the Pooling Agreement for "Indemnified Losses."

          "Transferor Indemnified Party" has the meaning provided in Section 7.3 of the Pooling Agreement for "Indemnified Party."

          "Transferor Interest" is defined in Section 4.1 of the Pooling Agreement.

          "Transferred Assets" is defined in Section 2.1 of the Pooling
     Agreement.

          "Trigger Event" is defined in Section 9.3(a) of the Pooling Agreement.

          "Trust" means the trust created by the Pooling Agreement, which shall be known as the STL 1997-1 Trust.

          "Trustee" means First Bank National Association, a national bank in its capacity as agent for the Certificateholders, or its successor-in-interest, or any successor trustee appointed as provided in the Pooling Agreement.

          "Trust Interests" means the fractional undivided beneficial interests in the assets of the Trust.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

          "Underwriting Guidelines" means the Underwriting Guidelines contained in the Credit and Collections Policy and attached as part of Exhibit E to
                                                                  ------- -
     the Purchase Agreement, as the same may be amended from time to time with the written approval of the Required Persons.

          "Unmatured Early Amortization Event" means any event or condition that, with the giving of notice or lapse of time, or both, would become an Early Amortization Event.

          "Unpaid Balance" of any Receivable means at any time the unpaid amount thereof (excluding interest accrued for the period after the due date of such Receivable, related service charges and other reimbursable amounts) as shown in the books of Servicer at such time.

          "Verification Notice" is defined in Section 3.2 of the Pooling Agreement.

     B.   Other Terms.  All accounting terms not specifically defined herein
          -----------
shall be construed in accordance with GAAP. To the extent that the definitions of accounting terms in any Transaction Document are inconsistent with the meanings of such terms under GAAP, the definitions contained in such Transaction Document shall control.

     C.   Reference.  The words "hereof", "herein" and "hereunder" and words of
          ---------
similar import when used in any Transaction Document shall refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document; and reference to "Section", "subsection", "Schedule" and
                                        -------    ----------    --------
"Exhibit" in any Transaction Document are references to Sections, subsections,
--------
Schedules and Exhibits in or to such Transaction Document unless otherwise specified in such Transaction Document.

     D.   Number and Gender.  Each defined term used in the Transaction
          -----------------
Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in the Transaction Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

     E.   Including.  Whenever the term "including" (whether or not that term is
          ---------
followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in the Transaction Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

     F.   Reference to Statutes and Regulations.  References to a statute shall
          -------------------------------------
refer to such statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time. References to a regulation shall refer to such regulation and any successor regulation, as in effect from time to time.

     G.   Regulatory Bodies.  References to a governmental or quasi-governmental
          -----------------
agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality.

     H.   Time Periods.  In computing periods from a specified date to a later
          ------------
specified date, when precise times of day are not stated, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to but excluding."

     I.   Time of Day.  Unless otherwise specified, indications of time of day
          -----------
mean New York, New York time.

     J.   Interpretation of Standards.  The parties acknowledge that this
          ---------------------------
Agreement and the other Transaction Documents contain many determinations, standards and measurements which must be made or applied by the Transferor and the Servicer in the process of performing their obligations under this Agreement and the other Transaction Documents, including the determination of whether Receivables constitute Eligible Receivables, when or whether dilutions, write-offs or Early Amortization Events have occurred, and many other matters. The Transferor and Servicer shall make or apply such determinations, standards and measurements in good faith and using reasonable judgment, and the Transferor and Servicer shall bear the burden of proof in any dispute with the Trustee or any Required Persons regarding any such determinations, standards or measurements.

     K.   "Or".  The word "or" is not exclusive.  Thus, "A or B" means "A or B
          ----
or both."

     L.   Agreements.  References to any agreement, arrangement or other
          ----------
document shall refer to such agreement, arrangement or other document as the same may be amended, supplemented, amended and restated, endorsed or otherwise modified from time to time, together with any other agreement, arrangement or other document entered into or executed in substitution therefor or renewal thereof in accordance with the Transaction Documents.

                                                                    EXHIBIT 1
                                                                 to Definitions


                         FORM OF OBLIGOR LOAN AGREEMENT
                         ------------------------------


                               [TO COME FROM S&S]



                                      1-1